Exhibit 99.1

Finish Line Announces Cash Dividend

INDIANAPOLIS, October 19, 2006 -- The Finish Line, Inc. (Nasdaq: FINL) announced today that its Board of Directors declared a quarterly cash dividend of $0.025 per share of Class A and Class B common stock. The quarterly cash dividend will be payable on December 11, 2006, to shareholders of record on November 24, 2006.

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line, Man Alive and Paiva brand names. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The Company currently operates 681 Finish Line stores in 47 states and online, 80 Man Alive stores in 16 states and 6 Paiva stores in 5 states and online. To learn more about these brands, visit www.finishline.com, www.manalive.com and www.paiva.com.

Investor Relations:
CONTACT:	Kevin S. Wampler, 317-899-1022 ext. 6914 Executive Vice President, CFO The Finish Line, Inc., Indianapolis

Media Requests:
CONTACT:	Elise Hasbrook, 317-899-1022 ext. 6827 Corporate Communications Manager The Finish Line, Inc., Indianapolis